UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): March 20, 2020

Ocean Power Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33417	22-2535818
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

28 Engelhard Drive, Suite B Monroe Township, New Jersey (Address of principal executive offices)	08831 (Zip Code)

(609) 730-0400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OPTT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 7.01 Regulation FD Disclosure

Recent Developments

On March 20, 2020, Ocean Power Technologies, Inc. (the “Company”) issued a letter to its customers and stakeholders relating to the Company’s actions taken in response to the COVID-19 pandemic. A copy of that letter is furnished herewith as Exhibit 99.1.

The information included in this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Information

Supplemental Risk Factor

In light of recent developments relating to COVID-19, the Company is supplementing the risk factors previously disclosed in its Annual Report on Form 10-K filed with the Securities and Exchange Commission on July 22, 2019 and subsequent periodic reports on Form 10-Q with the following risk factor:

The scale and scope of the recent COVID-19 outbreak, the resulting pandemic, and the impact on the financial markets is unknown and could adversely affect the Company’s business, financial condition and results of operation at least for the near term.

The scale and scope of the recent COVID-19 outbreak, the resulting pandemic, and the impact on the financial markets is unknown and could adversely affect the Company’s business, financial condition and results of operation at least for the near term. As the U.S. faces the COVID-19 pandemic, the Company is following the recommendations of government and health authorities to minimize exposure risk for its employees. As a result, the Company instituted a remote work protocol for office employees, and staggered production shifts at its facility in Monroe Township, New Jersey. The rapid spread of COVID-19 globally also has resulted in increased travel restrictions and disruption and shutdown of certain businesses in the U.S. and abroad, including our own. The Company will closely monitor this global health crisis and will reassess its strategy and operational activities on a regular, ongoing basis as the situation evolves.

We may experience impacts from changes in customer behavior related to pandemic fears, quarantines and market downturns, as well as impacts on our workforce. The Company’s business will be dependent upon the willingness and ability of its customers to conduct transactions. The spread of COVID-19 could cause severe disruptions in the worldwide economy, which could in turn disrupt the business, activities, and operations of the Company’s business and operations, as well as that of its customers. Moreover, since the beginning of January 2020, the COVID-19 outbreak has caused significant disruption in the financial markets both globally and in the U.S. The spread of COVID-19 may result in a significant decrease in business and/or cause customers to be unable to meet existing payment or other obligations.

If COVID-19 were to affect a significant amount of the Company’s workforce, we may experience delays or the inability to produce and deliver solutions to our customers on a timely basis. In addition, one or more of our customers, service providers or suppliers may experience financial distress, file for bankruptcy protection, go out of business, or suffer disruptions in their business due to the COVID-19 outbreak. Travel restrictions due to COVID-19 may also prevent the Company’s employees from completing customer work. The global scale and scope of COVID-19 is unknown and the duration of the business disruption and related financial impact cannot be reasonably estimated at this time.

The extent to which COVID-19 impacts the Company’s results will ultimately depend on future developments, which are highly uncertain, and will include emerging information concerning the severity of COVID-19 and the actions taken by governments and private businesses to attempt to contain COVID-19. However, the Company believes COVID-19 could adversely affect our business, financial condition and results of operations at least for the near term.

Item 9.01 Financial Statements and Exhibits.

*99.1	Company letter issued March 20, 2020.

* Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCEAN POWER TECHNOLOGIES, INC.

Dated: March 24, 2020	/s/ George H. Kirby III
George H. Kirby III
President and Chief Executive Officer